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                                              Exhibit 23



                INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Everest Reinsurance Holdings, Inc. (formerly Prudential Reinsurance Holdings, Inc.) on Form S-8 of our report dated
February 23, 1996 appearing in the Annual Report on Form 10-K of Prudential Reinsurance Holdings, Inc. for the year ended December 31, 1995.

We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Annual Report on Form 10-K.



Deloitte & Touche LLP
Parsippany, New Jersey

June 11, 1996